UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014

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UNITED CONTINENTAL HOLDINGS, INC.
UNITED AIRLINES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000
(872) 825-4000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 15, 2014, United Continental Holdings, Inc. (“UAL”) and United Airlines, Inc. (“United” and, together with UAL, the “Company”) entered into the Third Amendment (the “Amendment”) to the Credit and Guaranty Agreement, dated as of March 27, 2013 (the “Existing Credit Facility”, and as amended through the date of the Amendment, the “Amended Credit Facility”), among United, as borrower, UAL, as parent and guarantor, the subsidiaries of UAL other than United party thereto from time to time, as guarantors, the lenders party thereto from time to time (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”).  The Amendment is among United, UAL, certain Lenders parties to the Amendment and the Agent.  The Existing Credit Facility originally consisted of a $900 million term loan facility and a $1 billion revolving credit facility (the “Revolving Facility”).  The Amendment modifies the Existing Credit Agreement to, among other things, (i) add a new class of term loans (the “Class B-1 Term Loans”) in an initial aggregate principal amount of $500,000,000, (ii) increase the lending commitments under the Revolving Facility by $350,000,000, for total lending commitments of $1,350,000,000 under the Revolving Facility and (iii) establish the maturity date for $1,315,000,000 in lending commitments under the Revolving Facility as January 2, 2019.

On September 15, 2014, United borrowed $500,000,000 of Class B-1 Term Loans under the Amended Credit Facility.  The Class B-1 Term Loans bear interest at a variable rate equal to the London interbank offering rate, known as LIBOR (but not less than 0.75% per annum), plus a margin of 3.0% per annum, or (at United’s election) another rate based on certain market interest rates, plus a margin of 2.0% per annum.  The principal amount of the Class B-1 Term Loans must be repaid in consecutive quarterly installments of 0.25% of the original principal amount thereof, commencing on December 31, 2014, with any unpaid balance due on September 15, 2021.

The proceeds of such borrowing of the Class B-1 Term Loans, together with additional available cash of the Company, were used to redeem all of United’s 6.75% senior secured notes, consisting of $800 million aggregate principal amount, outstanding under the Indenture, dated as of August 18, 2010 (the “2010 Indenture”), among United (then known as Continental Airlines, Inc.), each of the guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee, and Wilmington Trust, National Association (then known as Wilmington Trust FSB), as collateral trustee.  As a result of such redemption, the 2010 Indenture was terminated on September 15, 2014.

The obligations of United under the Existing Credit Facility were secured by liens on certain route authorities of United to operate between certain cities in the United States, on the one hand, and Beijing and Shanghai, China, Hong Kong and London, England (the “Foreign Cities”), on the other hand, certain take-off and landing rights of United at Newark Liberty International, LaGuardia and Ronald Reagan Washington National airports and certain related assets (the “Existing Collateral”).  Concurrently with the Amendment, United granted a lien on additional route authorities of United to operate between certain other cities in the United States, on the one hand, and the Foreign Cities, on the other hand, together with certain related assets (the “New Collateral”), such that United’s obligations under the Amended Credit Facility are secured by liens on the Existing Collateral and the New Collateral (collectively, the “Aggregate Collateral”).  The Aggregate Collateral also secures on a junior lien basis certain obligations of the Company to Chase Bank USA, N.A. under the co-branded card marketing services agreement among UAL, United, a subsidiary of United and Chase Bank USA, N.A., and under the merchant services bankcard agreement among United, JPMorgan Chase Bank, N.A. and Paymentech, LLC.

The affirmative and negative covenants included in the Existing Credit Facility continue to be applicable to the Amended Credit Facility, including provisions that restrict the Company’s ability to, among other things, incur additional indebtedness, issue preferred stock or pay dividends.  In addition, the Amended Credit Facility continues to require the Company to maintain unrestricted cash and cash equivalents and unused commitments available under all revolving credit facilities (including the Revolving Facility) aggregating not less than $3.0 billion and to maintain a minimum ratio of appraised value of collateral to outstanding obligations under the Amended Credit Facility of 1.67 to 1.  If the Company does not meet the minimum collateral coverage ratio, it must either provide additional collateral to secure its obligations under the Amended Credit Facility or repay the loans under the Amended Credit Facility by an amount necessary to maintain compliance with the collateral coverage ratio.

The Amended Credit Facility contains events of default customary for similar financings.  Upon the occurrence of an event of default, the outstanding obligations under the Amended Credit Facility may be accelerated and become due and payable immediately.  In addition, if certain change of control events occur with respect to UAL, the Company is required to repay the loans outstanding under the Amended Credit Facility and terminate the Revolving Facility.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information described under Item 1.01 above “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described under Item 1.01 above “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Second Amendment to Credit and Guaranty Agreement, dated as of July 25, 2014, among United, as borrower, UAL, as parent and a guarantor, and JPMorgan Chase Bank, N.A., as administrative agent
10.2*	Third Amendment to Credit and Guaranty Agreement, dated as of September 15,

2014, among United, as borrower, UAL, as parent and a guarantor, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent

*  Filed herewith electronically.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC. UNITED AIRLINES, INC.

By:	/s/ Gerald Laderman
Name:	Gerald Laderman
Title:	Senior Vice President Finance, Procurement and Treasurer

Date: September 19, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Second Amendment to Credit and Guaranty Agreement, dated as of July 25, 2014, among United, as borrower, UAL, as parent and a guarantor, and JPMorgan Chase Bank, N.A., as administrative agent
10.2*
Third Amendment to Credit and Guaranty Agreement, dated as of September 15, 2014, among United Airlines, Inc., as borrower, United Continental Holdings, Inc., as parent and a guarantor, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent

          * Filed herewith electronically.